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                                                                   EXHIBIT 11.1


                          TITANIUM METALS CORPORATION
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
                    (In thousands, except per share amounts)
                           EARNINGS PER COMMON SHARE

                                                                             Years ended December 31,
                                                                        --------------------------------
                                                                          1994       1995         1996
                                                                        --------    --------    --------
Income (loss) before cumulative effect of a
  change in accounting principle                                        $(42,077)   $ (4,217)   $ 47,644
Cumulative effect of a change in accounting principle                     (1,000)       --          --
                                                                        --------    --------    --------
  Net income (loss)                                                     $(43,077)   $ (4,217)   $ 47,644
                                                                        ========    ========    ========
Weighted average shares outstanding (1)                                   14,916      15,289      27,611
Common  stock issued within one year of Stock Offering (2)                    94          94          12
                                                                        --------    --------    --------
  Total weighted average shares outstanding                               15,010      15,383      27,623
                                                                        ========    ========    ========
Per common share:
  Income (loss) before cumulative effect of a
    change in accounting principle                                      $  (2.80)   $   (.27)   $   1.72
  Cumulative effect of a change in accounting principle                     (.07)       --          --
                                                                        --------    --------    --------
    Net income (loss)                                                   $  (2.87)   $   (.27)   $   1.72
                                                                        ========    ========    ========

                            FULLY DILUTED EARNINGS PER SHARE

Income (loss) before cumulative effect of a
  change in accounting principle                                        $(42,077)   $ (4,217)   $ 47,644
Cumulative effect of a change in accounting principle                     (1,000)       --          --
Interest and fees on Convertible Preferred Securities, net of tax (3)       --          --           843
                                                                        --------    --------    --------
  Fully diluted income (loss)                                           $(43,077)   $ (4,217)   $ 48,487
                                                                        ========    ========    ========
Weighted average shares outstanding (1)                                   14,916      15,289      27,611
Common  stock issued within one year of Stock Offering (2)                    94          94          12
Common  stock options, net                                                  --          --            28
Convertible Preferred Securities (3)                                        --          --           491
                                                                        --------    --------    --------
  Total fully diluted weighted average shares outstanding                 15,010      15,383      28,142
                                                                        ========    ========    ========
Per fully diluted share:
  Income (loss) before cumulative effect of a
    change in accounting principle                                      $  (2.80)   $   (.27)   $   1.72
  Cumulative effect of a change in accounting principle                     (.07)       --          --
                                                                        --------    --------    --------
    Net income (loss)                                                   $  (2.87)   $   (.27)   $   1.72
                                                                        ========    ========    ========

----------------

(1)  Reflects the 52-for-1 stock split effected in 1996.
(2) Certain key executive officers received an aggregate of 94,000 shares effective February 15, 1996 as partial consideration for their services in connection with the IMI Titanium Acquisition.
(3)  The Convertible Preferred Securities were issued in November 1996. See
     Note 10 to the Consolidated Financial Statements.